PROVIDENCE SERVICE CORPORATION

Providence Service Corporation
to Acquire
Matrix Medical Network

Investor / Analyst Conference Call

September 19, 2014

Safe Harbor

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "demonstrate," "expect," "estimate," "forecast," "anticipate," "should" and "likely" and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in Providence's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Matrix Overview

A Pioneer in Providing In-home Health Assessment and Care Management Services

- Matrix Medical Network ("Matrix" or "The Company") is a leading provider of prospective health risk assessments ("HRAs") for government sponsored health plans and risk bearing providers, primarily Medicare Advantage plans.
- Matrix's HRAs are…
  - Delivered in patients' homes by over 600 nurse practitioners ("NPs") across 33 states
  - Composed of face-to-face physical and cognitive exams, lasting ~60 minutes
  - Designed to capture clinical data that can be used by its customers to identify, stratify, and mitigate risk
  - Complementary to payor and physician efforts to improve care quality
- Customers include many of the largest and most prestigious health plans in the U.S.
- In the twelve months ended June 30, 2014, Matrix generated revenue and Adjusted EBITDA of $187 million and $44 million, respectively
  - Adjusted EBITDA for full year 2014 is estimated to be $46 million, which is burdened by an expected $3 million investment expense in The Company's new Chronic Care offering in the second half of the year (1)

(1) This estimate is a forward-looking statement based on preliminary assumptions and estimates (including with respect to the growth rate in health risk assessment volumes and continued improvement in operational efficiency), and reflect the best judgment of Matrix's management, but involves a number of risks and uncertainties and Matrix's actual results could differ materially from those set forth in the estimate. Such assumptions and estimates have not been subject to Matrix's normal closing and review procedures and adjustments. Such results should not be viewed as a substitute for full audited financial statements prepared in accordance with GAAP. Consequently, there can be no assurances that Matrix's Adjusted EBITDA for the year ended December 31, 2014 will be equal to the estimate set forth above, and any variation between actual results and the estimate may be material.

Key Transaction Terms

Consideration	▪ $400 million total consideration ▪ $360 million in cash ▪ $40 million of Providence common stock ▪ Majority to be held by the selling private equity firm Welsh, Carson, Anderson & Stowe ▪ 50% subject to 1 year lock-up; 50% to 2 year lock-up ▪ 8.7x 2014 estimated Adjusted EBITDA of approximately $46 million (1)
Financial Impact	▪ Expected to be accretive to EPS in 2015 ▪ Investment underwriting assumed no revenue or cost synergies ▪ Pro Forma for the acquisition, Providence 6/30/14 LTM Adjusted EBITDA is approximately $167 million (2)
Financing	▪ Cash consideration expected to be funded by balance sheet cash and additional borrowings. Financing commitments received ▪ 6/30/14 Pro Forma Net Leverage of approximately 2.7x (3)
Timing	▪ Expected to close in fourth quarter following customary regulatory approvals and satisfaction of customary closing conditions

(1) This estimate is a forward-looking statement based on preliminary assumptions and estimates (including with respect to the growth rate in health risk assessment volumes and continued improvement in operational efficiency), and reflect the best judgment of Matrix's management, but involves a number of risks and uncertainties and Matrix's actual results could differ materially from those set forth in the estimate. Such assumptions and estimates have not been subject to Matrix's normal closing and review procedures and adjustments. Such results should not be viewed as a substitute for full audited financial statements prepared in accordance with GAAP. Consequently, there can be no assurances that Matrix's Adjusted EBITDA for the year ended December 31, 2014 will be equal to the estimate set forth above, and any variation between actual results and the estimate may be material.

(2) Pro Forma Adjusted EBITDA calculated as the sum of LTM 6/30/14 Providence Adjusted EBITDA of $123 million and LTM 6/30/14 Matrix Adjusted EBITDA of $44 million. Providence's LTM 6/30/14 Adjusted EBITDA includes Ingeus (adjusted for IFRS to US GAAP conversion) and assumes Ingeus acquisition occurred on July 1, 2013.

(3) Pro forma net leverage based upon pro forma net debt of $448mm. Pro forma net debt calculated as the sum of actual 6/30/14 net debt of $68 million (as per Providence's latest 10-Q), borrowings to pay cash transaction consideration of $360 million, and estimated transaction related fees and expenses of approximately $20 million.

Acquisition Rationale

Multiple Avenues of Growth	▪ Offerings extensible across adjacent markets (Medicaid, dual eligible, and commercial), which have a need to assess, stratify, and mitigate risk ▪ Numerous complementary services that can be delivered in the home ▪ New offerings that can reduce medical expenses and improve quality of care for patients with chronic conditions
Platform Value	▪ 600+ NPs represents a unique and valuable clinical asset ▪ Adds clinical Managed Care Organization ("MCO") relationships ▪ Highly scalable operational infrastructure and industry leading technology, including proprietary data analytics software and expertise
Diversifies Business & Increases Scale	▪ Diversifies Providence's current payor base and type ▪ Provides stable base of earnings and cash flow
Complementary Services Offering	▪ Shared commitment to improving care and clinical outcomes while serving patients in their own homes

Matrix's HRAs

Matrix's HRAs capture actionable, real-time patient data for government sponsored health plans and risk bearing providers for purposes of:

Care Optimization	Care Coordination	▪ Uniform method of electronic data collection facilitates the sharing of data between plans and providers for more focused care coordination efforts
	Identifying Gaps in Care	▪ Analytics and assessments used to identify members with gaps in care and to facilitate immediate and impactful care interventions
	Chronic Care Management	▪ Ability to identify members who would benefit from chronic care management– especially those who are homebound
Risk Adjustment Requirements	Accurate HCC Identification	▪ Organized method of capturing Hierarchical Condition Categories (HCCs) which improves payment integrity
	RADV Audits	▪ Allows for easy access to clinical diagnosis data for HCC rationales
Quality Management	Star Ratings	▪ Supports HEDIS data capture, a critical component of Star ratings, which measure MCO performance and effectiveness
	Member Retention	▪ Improve member satisfaction

Medicare Advantage Market for Assessments

As MCOs increase their exposure to the growing senior market through MA offerings, the HRA market grows in tandem, creating an attractive market opportunity for Matrix

Projected Medicare Advantage growth (2011-2020)


5-7% CAGR 2011-2020
13M
17-18M
20-22M
2011
2016
2020
Enrolled Members

Source: McKinsey & Co. (April 2013).

- Medicare Advantage is projected to be the fastest growing segment of the senior insurance market over the next several years
- With nearly 15 million lives across 272 MA plans, the prospective health assessments market is a $1 billion opportunity today projected to grow to $2 billion by 2020
- Payors are investing billions in the Medicare market, including a string of acquisitions in MA
- MA plans are increasingly focused on issues that overlap with Matrix's capabilities:
  - Health assessments and care management
  - Payment integrity and risk adjustment
  - Quality of care and cost containment

National Platform

Matrix is the broadest reaching and most scalable provider in the prospective assessment industry

- Serves many of the largest and most prestigious health plans and health systems, including more than half of the top 10 largest MA plans in the US

- Demonstrated ability to consistently sign new customers and grow its existing client base through strong record of proven success in delivering meaningful value to payors, providers and patients

- Strong customer retention rates in excess of 91%

Matrix's current network includes 600+ NPs in 33 states


WASHINGTON
MONTANA
NORTH DAKOTA
MINNESOTA
OREGON
IDAHO
SOUTH DAKOTA
WISCONSIN
WYOMING
MICHIGAN
NEW YORK
MAINE
IOWA
NEBRASKA
PENNSYLVANIA
NEVADA
UTAH
ILLINOIS
INDIANA
OHIO
NEW JERSEY
DELAWARE
COLORADO
CALIFORNIA
KANSAS
MISSOURI
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
ARIZONA
NEW MEXICO
OKLAHOMA
ARKANSAS
SOUTH CAROLINA
MISSISSIPPI
ALABAMA
GEORGIA
TEXAS
LOUISIANA
FLORIDA
Ascender
A Matrix Company
Corporate Headquarters Scottsdale
Matrix Clearwater
Active Matrix Service and Practice Area

Committed to Clinical Outcomes

Matrix provides clients with a critical face-to-face member interaction that drives enrollment in preventative care management programs and critical care intervention – both of which improve quality and contain costs

Improved Quality and Cost


14%
12%
10%
8%
6%
4%
2%
0%
9.3%
5.5%
12.0%
6.5%
Claim Cost PMPM Growth
Hospital Admissions Growth
Home Assessment Participants
Matched Control

Source: 2012 Optum Insight Study: "The Effect of Prospective In-Home and SNF Health Assessments on Medicare Advantage Members". An independent, matched control group study (N=5,800 participants) compared costs and care during 12-month period for beneficiaries with and without assessments.

Improved Triage and Care Management Capabilities

- In 2013…
  - Matrix NPs immediately contacted a physician 19,000 times due to a patient's condition
  - Matrix contacted a health plan's care/case management 25,000 times due to a patient's deteriorating medical condition
  - An ER was contacted 1,100 times to resolve a critical situation upon the NP's arrival at a home
- In 2013…
  - 32% of patient's had limited mobility
  - 12% had cognitive impairment
  - 27% lived alone

Matrix Management

The Matrix management team will join Providence and bring their deep industry and operational experience to the Providence platform.



Randy Dobbs (CEO)*

- Before joining Matrix, served as an Operating Executive at Welsh Carson
- Prior to working with Welsh Carson, served as President and CEO of US Investigations Services (USIS)
- Earlier in his career, was President and CEO of Philips Medical Systems, North America, as well as President and CEO of GE Capital IT Solutions



Walt Cooper (COO)*

- Before joining Matrix, served as the Chief Administrative Officer at WellCare Health Plans, a $9 billion multi-state leader in Medicare and Medicaid programs
- Prior to working at WellCare, served in a number of senior leadership positions at UnitedHealth Group
- Earlier in his career, worked at Jostens Corporation and Bausch & Lomb



Brian Esterly (Chief Business Development Officer)

- Before joining Matrix, served as Senior Vice President of Corporate Development for excelleRx, Inc., a $220 million national pharmacy
- Prior to excelleRx, was the Founding President of PharmaStar, a medical educational services firm
- Earlier in his career, worked with Accenture's Health and Life Sciences practice

* Upon close of the transaction, Mr. Dobbs will transition into an advisory role and Mr. Cooper will assume leadership of Matrix as CEO.

Delivering Care in the Patient Home

The Matrix acquisition is consistent with Providence's strategy of facilitating delivery of care in the patient home



Payors / Population Managers
Matrix
Patient Home
Providence
Health Risk Assessments
In-Home Screening
Medication Therapy Management
Chronic Care Management (emerging solution)
Non-Emergency Transportation
Human Services
▪ Home and Community Based Counseling
▪ Foster Care

Adjusted EBITDA Reconciliations

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA
(in thousands)
(Unaudited)

	Matrix Twelve months ended June 30, 2014	Providence Pro Forma Including Ingeus Twelve months ended June 30, 2014 (1)
Net income (2)	$ 11,551	$ 44,809
Interest expense, net	3,178	8,503
Provision for income taxes	9,373	26,078
Depreciation and amortization	5,499	29,134
EBITDA	29,601	108,524
Optionholder dividend (3)	10,282	-
Loss on impairment and other	1,269	-
Stock based compensation expense	1,220	8,233
Acquisition earnout (4)	646	-
Severance	390	1,788
Seller related expenses	131	-
Acquisition related costs	-	4,325
Loss on extinguishment of debt	-	525
Adjusted EBITDA	$ 43,539	$ 123,395

(1) Calculated assuming acquisition of Ingeus occurred on July 1, 2013. Includes adjustments associated with conversion of Ingeus financials from IFRS to US GAAP.

(2) Matrix net income reflects estimates for certain customary year-end adjustments, primarily for stock based compensation and income taxes.

(3) In 2013, Matrix completed a dividend recapitalization and certain payments were considered compensation.

(4) Payments of earnout consideration related to 2012 acquistion for which no further earnout payments are due.

Questions

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